EXHIBIT 99

                  PRESS RELEASE OF GREAT PEE DEE BANCORP, INC.

FOR IMMEDIATE RELEASE


January 11, 2005

Great Pee Dee Bancorp, Inc., Announces Earnings and Cash Dividend

Cheraw, SC-January 11, 2005- Herbert W. Watts, President and CEO of Great Pee Dee Bancorp, Inc., (NASDAQ: PEDE) has announced today that the Board of Directors has declared a quarterly cash dividend in the amount of $.16 per share for the quarter ending December 31, 2004. The dividend is payable on February 4, 2005 to stockholders of record January 21, 2005.

Earnings for the quarter ended December 31, 2004 were $304,000 or $.18 per share compared to earnings for the same period a year earlier of 300,000. Net income for the six month period totaled $614,000, or $.36 per share compared to $631,000 for the same period ended December 31, 2003. Earnings for the December 2004 period included non-recurring income of $54,000 from the sale of real estate acquired in settlement of loans.

Great Pee Dee Bancorp, Inc., has as its sole subsidiary, Sentry Bank and Trust, a $171 million savings bank which has served the Pee Dee area since 1935. The company's stock trades on the NASDAQ market under the symbol "PEDE".



Herbert W. Watts
President and CEO

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

                                                                   Great Pee Dee Bancorp
                                                                   Summary of Operations
                                                           (000's omitted except per share data)
                                     Three months           Three months            Six months            Six months
                                         ended                 ended                  ended                  ended
                                 December 31, 2004     December 31, 2003      December 31, 2004      December 31, 2003
                                 -----------------     -----------------      -----------------      -----------------
                                     (unaudited)                                 (unaudited)
        Interest Income                 $2,087                 $2,052                 4,185                  4,124

        Interest Expense                  839                   806                   1,652                  1,584

      Net Interest Income                1,248                 1,246                  2,533                  2,540

    Provision for Loan Loss               24                    150                     24                    300

      Net after provision                1,224                 1,096                  2,509                  2,240

      Non-interest income                 415                   307                    799                    552

      Non-interest expense               1166                   928                   2,349                  1,789

    Income (loss) before tax              473                   475                    959                   1,003

          Income taxes                    169                   175                    345                    372

           Net Income                     304                   300                    614                    631

      Net Income per share
             Basic                       0.18                   0.18                   0.36                  0.38
            Diluted                      0.18                   0.17                   0.36                  0.37


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

                                                             Great Pee Dee Bancorp
                                                            End of Period Balances
                                                      (000's omitted except per share data)

                                        December 31,2004           June 30, 2004           December 31,2003
                                        ----------------           -------------           ----------------
                                          (unaudited)
                                          -----------

              Assets                        $171,112                 $156,355                  $157,063

            Loans, Net                      130,735                   114,292                  114,702

      Allowance for Loan Loss                1,430                     1,532                    1,514

             Deposits                       $120,956                  108,945                  $107,353

        Shareholder Equity                   26,795                   26,051                    26,366

       Book Value per share                  14.76                     14.38                    14.84

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             Contact:

       Great Pee Dee Bancorp
         Herbert W. Watts
           843-537-7656